EXHIBIT 99.1

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CONTACT:	Investor Relations
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Delta Air Lines Reports 2009 Financial Results

ATLANTA, Jan. 26, 2010 – Delta Air Lines (NYSE:DAL) today reported financial results for the December quarter and full year 2009.  Key points include:

•
Delta’s net loss excluding special items1 for the December 2009 quarter was $225 million, or $0.27 per share.  This result is $285 million better than the prior year quarter on a combined basis2 excluding special items.

•	Delta’s net loss was $25 million, or $0.03 per share, for the December 2009 quarter.
•	Delta’s net loss for 2009 was $1.2 billion, including $169 million in special items. Excluding special items and $1.4 billion of fuel hedge losses, Delta’s net profit for 2009 was $291 million.
•	Delta ended 2009 with $5.4 billion in unrestricted liquidity, a $400 million increase year over year.
•	Delta continued its successful integration of Northwest Airlines and received approval from the Federal Aviation Administration for a single operating certificate at year end.

“2009 was a difficult year by any measure and my thanks go out to the Delta people for their hard work through this challenging time,” said Richard Anderson, Delta’s chief executive officer.  “As a result of the strategic pieces we put in place in 2009 and the strong momentum of our merger integration, Delta is now positioned to capitalize on the economic recovery under way and expects to generate positive RASM improvements each month of this year.”

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Revenue Environment
Delta’s operating revenue on a GAAP basis grew 1% to $6.8 billion in the December 2009 quarter compared to the prior year period as a result of its merger with Northwest.  On a combined basis, total operating revenue declined nearly $1 billion, or 12%, and total unit revenue (RASM) declined 5% in the December 2009 quarter compared to the 2008 quarter.

(in millions)	4Q09	4Q08	Incr	4Q09	4Q08	Incr
	GAAP	GAAP	(Decr)	GAAP	Combined	(Decr)
Passenger	$5,779	$5,735	1%	$5,779	$6,657	(13)%
Cargo	253	230	10%	253	285	(11)%
Other, net	773	748	3%	773	826	(6)%
Total Operating Revenue	$6,805	$6,713	1%	$6,805	$7,768	(12)%

On a combined basis:
•	Total operating revenue declined 12% in the December 2009 quarter versus the prior year quarter due to the global economic recession.
•
Passenger revenue decreased 13%, or $878 million, compared to the prior year period on an 8% capacity reduction.  Passenger unit revenue (PRASM) declined 5%, driven by a 7% decline in yield and a 1 point improvement in load factor.

•	Cargo revenue declined 11%, or $32 million, reflecting lower yields. Freighter capacity was 19% lower year over year due to Delta’s decision to end all dedicated freighter flying by the end of 2009.
•	Other, net revenue declined 6%, or $53 million, primarily due to declines in administrative service charges which were partially offset by increased baggage fees.

Comparisons of revenue-related statistics are as follows:
		Increase (Decrease)
		4Q09 (GAAP) versus 4Q08 (Combined)
	4Q09 ($M)	Change	Unit
Passenger Revenue	GAAP	YOY	Revenue	Yield	Capacity
Domestic	$2,670	(12.7)%	(8.0)%	(6.6)%	(5.1)%
Atlantic	1,014	(19.7)%	0.2%	(7.2)%	(19.8)%
Latin America	294	(5.4)%	(8.4)%	(11.8)%	3.6%
Pacific	491	(22.9)%	(14.6)%	(14.4)%	(9.8)%
Total mainline	4,469	(15.2)%	(6.6)%	(7.8)%	(9.2)%
Regional	1,310	(5.6)%	(3.7)%	(5.4)%	(2.0)%
Consolidated	$5,779	(13.2)%	(5.4)%	(6.6)%	(8.2)%

“Our revenue performance this quarter showed indications of economic recovery with increased corporate travel demand, strong load factors and sequential RASM improvement each month,” said Ed Bastian, Delta’s president.  “With initiatives in place to broaden our network through new alliances, invest $1 billion in our fleet and product and reallocate our global fleet under our single operating certificate, we have built the foundation for further RASM improvement this year.”

Cost Performance
In the December 2009 quarter, Delta’s operating expense on a GAAP basis decreased approximately $1 billion year over year primarily due to lower restructuring and merger-related items.  Excluding special items, operating expense decreased $1.2 billion due to lower fuel expense, reduced capacity, productivity improvements and merger benefits in the December 2009 quarter compared to the prior year period on a combined basis.  These cost reductions were partially offset by investments in Delta’s product, increased employee wages and higher pension expense.

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On a combined basis:
•
Consolidated unit cost (CASM3), excluding fuel expense and special items, increased 7% year over year in the December 2009 quarter as the pace of capacity reductions exceeded the benefits from cost reduction initiatives and merger synergies.

•	Non-operating expense excluding special items decreased $55 million, or 15%, in the December 2009 quarter primarily due to lower foreign exchange losses.

“Delta’s strong financial foundation and unmatched merger benefits allowed us to keep our full year unit costs contained and grow our unrestricted liquidity to $5.4 billion,” said Hank Halter, chief financial officer.  “We are well positioned for 2010 with more than 50% of our debt maturities already addressed and plans to keep our non-fuel unit costs flat to 2009.”

Fuel Price and Related Hedges
Delta hedged 40% of its fuel consumption for the December 2009 quarter, for an average fuel price4 of $2.17 per gallon.  The table below represents the fuel hedges Delta had in place as of Jan. 22, 2010:

	1Q10	2Q10	3Q10	4Q10
Call options	23%	17%	6%	3%
Collars	6%	5%	3%	0%
Swaps	18%	9%	2%	0%
Total	47%	31%	11%	3%

Average crude call strike	$67	$72	$87	$91
Average crude collar cap	75	83	83	-
Average crude collar floor	64	72	73	-
Average crude swap	77	79	80	-

Liquidity Position
As of Dec. 31, 2009, Delta had $5.4 billion in unrestricted liquidity, including $4.7 billion in cash and short-term investments and $685 million in undrawn revolving credit facilities.  Operating cash flow during the December 2009 quarter was negative $75 million, reflecting the pre-tax loss and the seasonal declines in air traffic liability.

During the quarter, the company completed a total of $1.1 billion in financing transactions, including $689 million from the 2009-1 EETC offering to refinance 27 aircraft (of which $347 million remains in escrow), $150 million from the issuance of unsecured municipal bonds and $250 million in new revolving credit facilities.  Northwest’s $300 million undrawn revolving credit facility terminated on its scheduled maturity date.  Debt and capital lease payments for the December 2009 quarter totaled $628 million, which included repaying the original financing for five aircraft in the 2009-1 EETC.

Capital expenditures during the quarter were approximately $175 million, which included $136 million for investments in aircraft, parts and modifications.

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Company Highlights
In 2009, Delta continued to position itself as the world’s No. 1 airline, with an ongoing commitment to employees, customers and communities.  Key accomplishments include:
•	Paying more than $65 million in 2009 in employee Shared Rewards for achieving operational performance goals;
•	Achieving more than $700 million in synergy benefits in 2009 from its merger with Northwest, with an incremental $600 million expected in 2010;
•	Receiving final authorization from the Federal Aviation Administration for Delta and Northwest to fly under a single operating certificate and merging Delta and Northwest into a single legal entity;
•
Resolving union representation and seniority integration for aircraft maintenance technicians, other Technical Operations employee groups, dispatchers and meteorologists and scheduling an election for simulator technicians to vote on IAM representation;

•
Implementing an expanded trans-Atlantic alliance with Air France-KLM, which will result in more flight choices, frequencies, convenient flight schedules, competitive fares and harmonized services for customers;

•	Completing the integration and re-branding of 247 airport facilities worldwide;
•
Improving the quality and consistency of Delta’s product by painting more than 300 pre-merger Northwest aircraft in the Delta livery, installing Wi-Fi on more than 346 aircraft, refurbishing the interiors of approximately 90 percent of the pre-merger Northwest mainline fleet and harmonizing onboard products and services worldwide;

•
Announcing plans to invest $1 billion through mid-2013 to enhance the customer experience and improve fleet efficiency with installation of flat-bed BusinessElite seats, expanded in-flight entertainment, additional First Class service on regional jets and new Sky Club lounges;

•
Creating the world’s largest airline loyalty program by merging the Northwest WorldPerks program into Delta SkyMiles and announcing the 2010 SkyMiles Medallion program offering frequent flyers new, industry-leading benefits, including a Diamond level status and rollover Medallion Qualification Miles;

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•
Reaching a definitive agreement with US Airways to exchange slots and airport facilities at New York's LaGuardia and Washington's Reagan National airports, subject to regulatory approval, which will enable Delta to serve an additional two million customers at LaGuardia annually without added congestion;

•
Partnering with the City of Atlanta to reach an agreement to extend Delta’s lease at Hartsfield-Jackson Atlanta International Airport through 2017 to maintain the airport's position as the leading airport in the world;

•
Receiving recognition for industry-leading products and services, including “Best Frequent Flyer Program," "Best Airline Web Site" and "Best Airport Lounge” from Business Traveler magazine and receiving the "Extra Mile Award" from Budget Travel magazine for the re-launch of Delta’s Red Coat program; and

•
Contributing cash and in-kind donations to charities around the globe, including sponsoring Habitat for Humanity builds in six U.S. cities and Thailand, partnering with the American Red Cross for Haiti relief and continuing a long-standing partnership with the Breast Cancer Research Foundation.

Special Items
Delta recorded special items totaling a net $200 million credit in the December 2009 quarter, including:
•	$121 million in merger-related expenses; and
•	a $321 million non-cash tax benefit related to the impact of fuel hedges in other comprehensive income.

Delta recorded special items totaling $1 billion in charges in the December 2008 quarter, including:
•	$970 million in merger-related items;
•	a $20 million write-down in the value of auction rate securities; and
•	an $18 million charge related to facilities closure.

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March 2010 Quarter Guidance
Delta’s projections for the March 2010 quarter are below.
1Q 2010 Forecast

Fuel price, including taxes and hedges	$2.22
Operating margin	Breakeven
Capital expenditures	$ 400 million
Total liquidity as of Mar. 31, 2010	$ 5.6 billion

1Q 2010 Forecast (compared to 1Q 2009)

Consolidated unit costs - excluding fuel expense	Flat to up 2%
Mainline unit costs - excluding fuel expense	Flat to up 2%

System capacity	Down 3 – 5%
Domestic	Down 1 – 3%
International	Down 5 – 7%

Mainline capacity	Down 3 – 5%
Domestic	Down 2 – 4%
International	Down 5 – 7%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and twelve months ended Dec. 31, 2009 and 2008; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2009 and Dec. 31, 2008; and a reconciliation of certain non-GAAP financial measures.

About Delta
Delta Air Lines, the world’s No. 1 airline, serves more than 160 million passengers each year. With its unsurpassed global network, Delta and the Delta Connection carriers offer service to 368 destinations in 66 countries on six continents. Delta employs more than 70,000 employees worldwide and operates a mainline fleet of nearly 800 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France KLM. Including its worldwide alliance partners, Delta offers customers more than 16,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Customers can check in for flights, print boarding passes, check bags and flight status at delta.com.

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Endnotes

1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

2 Delta’s financial results under generally accepted accounting principles (GAAP) include the results of Northwest Airlines for the periods following the completion of the merger, which occurred on Oct. 29, 2008. Unless otherwise indicated, Delta presents financial results on a GAAP basis, which reflects both Delta and Northwest financial results for the December 2009 quarter.  Under GAAP, Delta does not include in its financial results the results of Northwest prior to the completion of the merger.  This impacts the comparability of Delta’s financial statements under GAAP for the December 2009 and 2008 quarters.  In this press release, Delta presents its financial results for the December 2008 quarter under GAAP as well as on a “combined basis”.  “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  Delta’s financial results on a combined basis for the December 2008 quarter include the financial results of Northwest for the period Oct. 1, 2008 through Dec. 31, 2008.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

3 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties, Delta’s dedicated freighter operations and Delta’s vacation wholesale operations (MLT). Similarly, Delta excludes from passenger unit revenues, and includes in other revenue, revenues Delta received for providing aircraft maintenance and staffing services to third parties, freighter operations and MLT.  Management believes these classifications provide a more consistent and comparable reflection of Delta’s consolidated operations.

4 Delta’s December 2009 quarter average fuel price of $2.17 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

Forward-looking Statements
Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of the global recession; the effects of the global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in its operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Quarterly Report on Form 10-Q for the period ended September 30, 2009.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of January 26, 2010, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended Dec. 31,		$ Change	% Change
(in millions, except per share data)	2009	2008(1)	H(L)	H(L)

Operating Revenue:
Passenger:
Mainline	$4,469	$4,528	$(59)	(1)%
Regional carriers	1,310	1,207	103	9%
Total passenger revenue	5,779	5,735	44	1%
Cargo	253	230	23	10%
Other, net	773	748	25	3%
Total operating revenue	6,805	6,713	92	1%

Operating Expense:
Aircraft fuel and related taxes	1,706	2,294	(588)	(26)%
Salaries and related costs	1,687	1,391	296	21%
Contract carrier arrangements(2)	941	930	11	1%
Contracted services	419	346	73	21%
Depreciation and amortization	384	374	10	3%
Aircraft maintenance materials and outside repairs	284	333	(49)	(15)%
Passenger commissions and other selling expenses	336	298	38	13%
Landing fees and other rents	318	268	50	19%
Passenger service	161	129	32	25%
Aircraft rent	117	106	11	10%
Restructuring and merger-related items	121	987	(866)	(88)%
Other	377	354	23	6%
Total operating expense	6,851	7,810	(959)	(12)%

Operating Loss	(46)	(1,097)	1,051	(96)%

Other (Expense) Income:
Interest expense	(327)	(277)	(50)	18%
Interest income	4	19	(15)	(79)%
Miscellaneous, net	14	(83)	97	NM
Total other expense, net	(309)	(341)	32	(9)%

Loss Before Income Taxes	(355)	(1,438)	1,083	(75)%

Income Tax Benefit	330	-	330	NM

Net Loss	$(25)	$(1,438)	$1,413	(98)%

Basic and Diluted Loss per Share	$(0.03)	$(2.11)

Basic and Diluted Weighted Average
Shares Outstanding	830	682

(1) Pursuant to GAAP, results for the December 2008 quarter presented in this table reflect Delta standalone and Northwest from Oct. 30, 2008  through Dec. 31, 2008. See Note A for a representation of "Combined" results for the three months ended Dec. 31, 2008, which includes Northwest results for that period.

(2) Contract carrier arrangements expense includes $249 million and $301 million for the three months ended Dec. 31, 2009 and 2008, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Year Ended Dec. 31,		$ Change	% Change
(in millions, except per share data)	2009	2008(1)	H(L)	H(L)

Operating Revenue:
Passenger:
Mainline	$18,522	$15,137	$3,385	22%
Regional carriers	5,285	4,446	839	19%
Total passenger revenue	23,807	19,583	4,224	22%
Cargo	788	686	102	15%
Other, net	3,468	2,428	1,040	43%
Total operating revenue	28,063	22,697	5,366	24%

Operating Expense:
Aircraft fuel and related taxes	7,384	7,346	38	1%
Salaries and related costs	6,838	4,329	2,509	58%
Contract carrier arrangements(2)	3,823	3,766	57	2%
Contracted services	1,595	1,062	533	50%
Depreciation and amortization	1,536	1,266	270	21%
Aircraft maintenance materials and outside repairs	1,434	1,169	265	23%
Passenger commissions and other selling expenses	1,405	1,030	375	36%
Landing fees and other rents	1,289	787	502	64%
Passenger service	638	440	198	45%
Aircraft rent	480	307	173	56%
Impairment of goodwill and other intangible assets	-	7,296	(7,296)	NM
Restructuring and merger-related items	407	1,131	(724)	(64)%
Other	1,558	1,082	476	44%
Total operating expense	28,387	31,011	(2,624)	(8)%

Operating Loss	(324)	(8,314)	7,990	(96)%

Other (Expense) Income:
Interest expense	(1,278)	(705)	(573)	81%
Interest income	27	92	(65)	(71)%
Loss on extinguishment of debt	(83)	-	(83)	NM
Miscellaneous, net	77	(114)	191	NM
Total other expense, net	(1,257)	(727)	(530)	73%

Loss Before Income Taxes	(1,581)	(9,041)	7,460	(83)%

Income Tax Benefit	344	119	225	NM

Net Loss	$(1,237)	$(8,922)	$7,685	(86)%

Basic and Diluted Loss per Share	$(1.50)	$(19.08)

Basic and Diluted Weighted Average
Shares Outstanding	827	468

(1) Pursuant to GAAP, results for the year ended December 2008 presented in this table reflect Delta standalone for the year ended Dec. 31, 2008 and Northwest from Oct. 30, 2008 through Dec. 31, 2008.
(2) Contract carrier arrangements expense includes $907 million and $1.7 billion for the years ended Dec. 31, 2009 and 2008, respectively, for aircraft fuel and related taxes.

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	Dec. 31,	Dec. 31,
(in millions)	2009	2008
	(Unaudited)
Cash and cash equivalents	$4,607	$4,255
Short-term investments	71	212
Restricted cash and cash equivalents (short-term and long-term)	444	453
Total assets	43,581	45,084
Total debt and capital leases, including current maturities	17,198	16,571
Total stockholders' equity	274	874

DELTA AIR LINES, INC.
Combined Statistical Summary 1
(Unaudited)

	Three Months Ended Dec. 31,
	2009		2008 Combined1		Change

Consolidated:
Revenue Passenger Miles (millions)(2)	43,559		46,848		(7.0)%
Available Seat Miles (millions)(2)	53,324		58,098		(8.2)%
Passenger Mile Yield(2)	13.27	¢	14.21	¢	(6.6)%
Passenger Revenue per Available Seat Mile (PRASM)(2)	10.84	¢	11.46	¢	(5.4)%
Operating Cost Per Available Seat Mile (CASM)(2)	12.52	¢	15.89	¢	(21.2)%
CASM excluding Special Items(2) - See Note A	12.29	¢	13.24	¢	(7.2)%
CASM excluding Special Items and Fuel Expense and Related Taxes (2) (3) - See Note A	8.68	¢	8.11	¢	7.0%
Passenger Load Factor (2)	81.7%		80.6%		1.1	pts
Fuel Gallons Consumed (millions)(2)	902		976		(7.6)%
Average Price Per Fuel Gallon, Net of Hedging Activity (2)	$2.17		$3.12		(30.4)%
Number of Aircraft in Fleet, End of Period	983		1,023		(40)	Aircraft
Full-Time Equivalent Employees, End of Period	81,106		84,306		(3.8)%

Mainline:
Revenue Passenger Miles (millions)	37,537		40,810		(8.0)%
Available Seat Miles (millions)	45,582		50,194		(9.2)%
Operating Cost Per Available Seat Mile (CASM)	11.44	¢	15.25	¢	(25.0)%
CASM excluding Special Items - See Note A	11.18	¢	12.22	¢	(8.5)%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.80	¢	7.20	¢	8.3%
Fuel Gallons Consumed (millions)	728		789		(7.7)%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.17		$3.67		(40.9)%
Number of Aircraft in Fleet, End of Period	740		767		(27)	Aircraft

1 Data presented reflects operations for both Delta and Northwest for the December 2008 quarter.
2 Data presented includes operations under our contract carrier arrangements.
3 Excludes $249 million and $301 million for the three months ended Dec. 31, 2009 and 2008, respectively, for fuel expense incurred under contract carrier arrangements.

DELTA AIR LINES, INC.
Combined Statistical Summary 1
(Unaudited)

	Year Ended Dec. 31,
	2009		2008 Combined1		Change

Consolidated:
Revenue Passenger Miles (millions)(2)	188,943		202,726		(6.8)%
Available Seat Miles (millions)(2)	230,331		246,164		(6.4)%
Passenger Mile Yield(2)	12.60	¢	14.65	¢	(14.0)%
Passenger Revenue per Available Seat Mile (PRASM)(2)	10.34	¢	12.07	¢	(14.3)%
Operating Cost Per Available Seat Mile (CASM)(2)	12.01	¢	18.92	¢	(36.5)%
CASM excluding Special Items(2) - See Note A	11.83	¢	13.37	¢	(11.5)%
CASM excluding Special Items and Fuel Expense and Related Taxes(2) (3) - See Note A	8.28	¢	7.98	¢	3.8%
Passenger Load Factor (2)	82.0%		82.4%		(0.4)	pts
Fuel Gallons Consumed (millions)(2)	3,853		4,158		(7.3)%
Average Price Per Fuel Gallon, Net of Hedging Activity (2)	$2.15		$3.29		(34.7)%
Number of Aircraft in Fleet, End of Period	983		1,023		(40)	Aircraft
Full-Time Equivalent Employees, End of Period	81,106		84,306		(3.8)%

Mainline:
Revenue Passenger Miles (millions)	163,706		177,361		(7.7)%
Available Seat Miles (millions)	197,723		213,447		(7.4)%
Operating Cost Per Available Seat Mile (CASM)	11.04	¢	18.52	¢	(40.4)%
CASM excluding Special Items - See Note A	10.84	¢	12.15	¢	(10.8)%
CASM excluding Special Items and Fuel Expense and Related Taxes - See Note A	7.40	¢	7.11	¢	4.1%
Fuel Gallons Consumed (millions)	3,106		3,393		(8.5)%
Average Price Per Fuel Gallon, Net of Hedging Activity	$2.23		$3.40		(34.4)%
Number of Aircraft in Fleet, End of Period	740		767		(27)	Aircraft

1 Data presented reflects operations for both Delta and Northwest for the year ended Dec. 31, 2008.
2 Data presented includes operations under our contract carrier arrangements.
3 Excludes $907 million and $1.7 billion for the years ended Dec. 31, 2009 and 2008, respectively, for fuel expense incurred under contract carrier arrangements.

Operating Expense Reclassifications
Delta reclassified certain prior period operating expense amounts to conform to our current period presentation.  These reclassifications do not impact total operating expense, net income, or other key financial metrics in any period.  We reclassified travel and incidental expenses, primarily crew meals and lodging expenses, from salaries and related costs to other operating expenses.  This reclassification more closely aligns the statements of operations to that of the airline industry.  We also reclassified expenses associated with the cost incurred to provide services to third-party connection carriers.

	4Q08	1Q09	2Q09	3Q09

(in millions)
OPERATING EXPENSE:

Salaries and related costs	$(164)	$(161)	$(168)	$(172)
Contracted services	(24)	(26)	(22)	(25)
Other	188	187	190	197
Total operating expense	-	-	-	-

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•
Delta completed its merger with Northwest Airlines on Oct. 29, 2008. Accordingly, Delta’s financial results under GAAP for 2009 include the results of Northwest Airlines for the period Jan. 1, 2009 through Dec. 31, 2009.

Under GAAP, Delta does not include in its financial results the results of Northwest Airlines prior to the merger.  Accordingly, Delta’s financial results under GAAP for the December 2008 quarter include the results of Northwest Airlines from Oct. 30, 2008 through Dec. 31, 2008.  This impacts the comparability of Delta’s financial statements under GAAP for the December 2009 and 2008 quarters.

Delta presents its financial results for the December 2008 quarter under GAAP as well as on a “combined basis.”   “Combined basis” means the company combines the financial results of Delta and Northwest as if the merger had occurred prior to the beginning of the applicable period.  Delta believes presenting this financial information on a combined basis provides a more meaningful basis for comparing Delta’s year-over-year financial performance than the GAAP financial information.

This press release also includes guidance for the March 2010 quarter.  Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•	Delta excludes special items and fuel hedge losses because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•	Delta excludes non-cash mark-to-market (MTM) adjustments related to fuel hedges settling in future periods in order to present financial results related to operations in the period shown.

•
Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•
Consolidated and Mainline CASM excludes ancillary businesses not associated with the generation of a seat mile.  These businesses include expenses related to Delta’s providing maintenance and staffing services to third parties, dedicated freighter operations and Delta’s vacation wholesale operations.

•	Delta presents net capital expenditures because management believes this metric is helpful to investors to evaluate the company’s investing activities.

•	Delta presents total debt and capital lease payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

DELTA AIR LINES, INC.
Unaudited Combined Statements of Operations

	Three Months Ended Dec. 31, 2008	Oct. 1, 2008 through Oct. 29, 2008	Three Months Ended Dec. 31, 2008
(in millions)	Delta1	Northwest1	Special Items		Combined

OPERATING REVENUE:
Passenger:
Mainline	$4,528	$741	$-		$5,269
Regional carriers	1,207	181	-		1,388
Total passenger revenue	5,735	922	-		6,657
Cargo	230	55	-		285
Other, net	748	78	-		826
Total operating revenue	6,713	1,055	-		7,768
OPERATING EXPENSE:
Aircraft fuel and related taxes	2,294	750	(301)	2	2,743
Salaries and related costs	1,391	223	(25)	3	1,589
Contract carrier arrangements	930	81	-		1,011
Aircraft maintenance materials and outside repairs	333	49	-		382
Contracted services	346	65	-		411
Passenger commissions and other selling expenses	298	72	-		370
Depreciation and amortization	374	39	-		413
Landing fees and other rents	268	40	-		308
Aircraft rent	106	17	-		123
Passenger service	129	20	-		149
Restructuring and merger-related items	987	224	(1,211)	4	-
Other	354	61	-		415
Total operating expense	7,810	1,641	(1,537)		7,914

OPERATING (LOSS) INCOME	(1,097)	(586)	1,537		(146)
OTHER (EXPENSE) INCOME:
Interest expense	(277)	(39)	-		(316)
Interest income	19	5	-		24
Miscellaneous, net	(83)	(9)	20	5	(72)
Total other expense, net	(341)	(43)	20		(364)

LOSS BEFORE INCOME TAXES	(1,438)	(629)	1,557		(510)
INCOME TAX PROVISION	-	-	-		-
NET LOSS	$(1,438)	$(629)	$1,557		$(510)

Notes:

Combined Contract carrier arrangements expense includes $301 million for fuel expense incurred under these arrangements.

1 We reclassified prior period amounts to conform to current presentations
2 $301 million in out-of-period fuel hedges
3 $25 million of merger-related expenses
4 $1.2 billion in merger-related charges and $18 million in facilities restructuring
5 $20 million write-down in value of auction rate securities

	Three Months	Year
	Ended	Ended
	Dec. 31, 2009	Dec. 31, 2009
(in millions)
Net loss	$(25)	$(1,237)
Items excluded:
Restructuring and merger-related items	121	407
Loss on extinguishment of debt	-	83
Income tax benefit related to other comprehensive income	(321)	(321)
Net loss excluding special items	$(225)	$(1,068)
Weighted average shares outstanding	830	827
Loss per share excluding special items	$(0.27)	$(1.29)

Year Ended
(in millions)	Dec. 31, 2009
Net loss excluding special items	$(1,068)
Item excluded:
Fuel hedge losses	1,359
Net income excluding special items and fuel hedge losses	$291

GAAP
(in millions)	Three Months Ended Dec. 31, 2009
Operating expense	$6,851
Items excluded:
MTM adjustments to fuel hedges settling in future periods	-
Restructuring and merger-related items	(121)
Operating expense excluding special items	$6,730

Combined
Three Months
Ended
(in millions)	Dec. 31, 2008
Non-operating expense	$341
Northwest results for the period Oct. 1 to Oct. 29, 2008	43
Item excluded:
Write-down in value of auction rate securities	(20)
Non-operating expense excluding special items	$364

Three Months
Ended
(in millions)	Dec. 31, 2009
Payment on long-term debt and capital lease obligations	$(835)
Adjustments:
Aircraft purchases under seller financing	(293)
Paydown on credit facility	500
Total debt and capital lease payments	$(628)

Three Months
Ended
(in millions)	Dec. 31, 2009
Property and equipment additions (GAAP)	$(470)
Adjustments:
Proceeds from sales of investments	11
Proceeds from sales of flight equipment	14
Aircraft purchases under seller financing	268
Total capital expenditures	$(177)

Three Months
Ended
(in millions)	Dec. 31, 2009
Property and equipment additions, flight equipment (GAAP)	$(404)
Adjustment:
Aircraft purchases under seller financing	268
Total investments in aircraft, parts and modifications	$(136)

	Delta	Northwest	Combined
(in millions, except unit data)	Three Months Ended Dec. 31, 2008	Oct. 1, 2008 to Oct. 29, 2008	Three Months Ended Dec. 31, 2008	Passenger Mile Yield		PRASM
Passenger and operating revenue
Domestic	$2,639	$420	$3,059	13.53	¢	11.31	¢
Atlantic	1,129	134	1,263	12.02		9.26
Latin America	308	2	310	13.67		10.10
Pacific	452	185	637	11.71		9.90
Total mainline	4,528	741	5,269	12.91		10.50
Regional carriers	1,207	181	1,388	22.99		17.56
Total passenger revenue	5,735	922	6,657	14.21		11.46
Cargo	230	55	285
Other, net	748	78	826
Total operating revenue	$6,713	$1,055	$7,768

	Delta	Northwest	Combined
(in millions, except unit data)	Year Ended Dec. 31, 2008	Jan. 1, 2008 to Oct. 29, 2008	Year Ended Dec. 31, 2008	Passenger Mile Yield		PRASM
Passenger revenue	$19,583	$10,125	$29,708	14.65	¢	12.07	¢

	Three Months Ended Dec. 31,
	2009		2008
	GAAP		Combined
(in millions, except per cent data)
CASM	12.85	¢	16.27	¢
Ancillary businesses	(0.33)		(0.38)
CASM excluding items not related
to generation of a seat mile	12.52	¢	15.89	¢
Items excluded:
Restructuring and merger-related items	(0.23)		(2.13)
MTM adjustments to fuel hedges settling in future periods	-		(0.52)
CASM excluding special items	12.29	¢	13.24	¢
Fuel expense and related taxes	(3.61)		(5.13)
CASM excluding fuel expense
and related taxes and special items	8.68	¢	8.11	¢
ASMs	53,324		58,098

	Three Months Ended Dec. 31,
	2009		2008
	GAAP		Combined
(in millions, except per cent data)
Consolidated operating expense	$6,851		$9,451
Less regional carriers operating expense	(1,460)		(1,551)
Mainline operating expense	$5,391		$7,900
Mainline CASM	11.83	¢	15.74 ¢
Ancillary businesses	(0.39)		(0.49)
Mainline CASM excluding items not related
to generation of a seat mile	11.44	¢	15.25 ¢
Items excluded:
Restructuring and merger-related items	(0.26)		(2.43)
MTM adjustments to fuel hedges settling in future periods	-		(0.60)
Mainline CASM excluding special items	11.18	¢	12.22 ¢
Fuel expense and related taxes	(3.38)		(5.02)
Mainline CASM excluding fuel expense
and related taxes and special items	7.80	¢	7.20 ¢
ASMs	45,582		50,194

	Year Ended Dec. 31,
	2009		2008
	GAAP		Combined
(in millions, except per cent data)
CASM	12.32	¢	19.40 ¢
Ancillary businesses	(0.31)		(0.48)
CASM excluding items not related
to generation of a seat mile	12.01	¢	18.92 ¢
Items excluded:
Impairment of goodwill and other assets	-		(4.79)
Restructuring and merger-related items	(0.18)		(0.59)
MTM adjustments to fuel hedges settling in future periods	-		(0.17)
CASM excluding special items	11.83	¢	13.37 ¢
Fuel expense and related taxes	(3.55)		(5.39)
CASM excluding fuel expense
and related taxes and special items	8.28	¢	7.98 ¢
ASMs	230,331		246,164

	Year Ended Dec. 31,
	2009		2008
	GAAP		Combined
(in millions, except per cent data)
Consolidated operating expense	$28,387		$47,758
Less regional carriers operating expense	(5,807)		(6,993)
Mainline operating expense	$22,580		$40,765
Mainline CASM	11.42	¢	19.10 ¢
Ancillary businesses	(0.38)		(0.58)
Mainline CASM excluding items not related
to generation of a seat mile	11.04	¢	18.52 ¢
Items excluded:
Impairment of goodwill and other assets	-		(5.52)
Restructuring and merger-related items	(0.20)		(0.66)
MTM adjustments to fuel hedges settling in future periods	-		(0.19)
Mainline CASM excluding special items	10.84	¢	12.15 ¢
Fuel expense and related taxes	(3.44)		(5.04)
Mainline CASM excluding fuel expense
and related taxes and special items	7.40	¢	7.11 ¢
ASMs	197,723		213,447